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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-A/A
                                (AMENDMENT NO. 1)


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                            NAM TAI ELECTRONICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                             BRITISH VIRGIN ISLANDS
                    (STATE OF INCORPORATION OR ORGANIZATION)


                                      NONE
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)


   9,15/F., TOWER 1, CHINA HONG KONG CITY, 33 CANTON ROAD, KOWLOON, HONG KONG
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                  TITLE OF EACH CLASS TO BE SO REGISTERED: NONE


       NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE REGISTERED: NONE

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:


             Redeemable Common Share Purchase Warrants ("Warrants"),
                                (Title of class)

Securities Act registration statement file number to which this form relates:
333-361635


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Effective on April 3, 2000, Registrant and U.S. Stock Transfer Corporation, as Warrant Agent (the "Warrant Agent") under that certain Warrant Agreement dated as November 24, 1997 (the "Warrant Agreement) by and between Registrant and the Warrant Agent amended the Warrant Agreement governing the Warrants to provide for a two-year extension of the expiration date of the Warrants. As amended, the expiration date of the Warrants is 5:00 p.m. Eastern Time on November 24, 2002.

     No other changes to the Warrants were made. Consequently, as amended, each Warrant is exercisable to purchase one Common Share of Registrant at a price of $20.40 per share at any time until 5:00 p.m. Eastern Time on November 24, 2002. The Warrants are redeemable by the Company at any time at $0.05 per Warrant if the average closing sale price of the Common Shares for 20 consecutive trading days within the 30-day period preceding the date the notice is given equals or exceeds $25.50 per share.

ITEM 2. EXHIBITS

Exhibit
  No.                           Description
-------                         -----------

4.1 Amendment No. 1 to Warrant Agreement between the Company and U.S. Stock Transfer Corp., as Warrant Agent the Registration Statement)

4.2    Form of Warrant Certificate (as amended pursuant to Exhibit 1).


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                            NAM TAI ELECTRONICS, INC.

Dated:  April 19, 2000
                                            By: /s/  Tadao Murakami
                                               --------------------------------
                                                     Tadao Murakami
                                                     Chairman of the Board


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